Exhibit 99.1

HighPeak Energy, Inc. Announces Financing Update

Fort Worth, Texas, June 30, 2023 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today provided the following financing update.

Financing Update

The Company is currently evaluating multiple prospective financing arrangements to refinance its February 2024 Senior Notes (“February Notes”) and November 2024 Senior Notes (together with the February Notes, the “Existing Notes”) and enhance liquidity. Although the Company continues to progress its refinancing efforts, it no longer anticipates consummating the conditional redemption of its Existing Notes on June 30, 2023 as contemplated by the conditional notice of redemption therefor previously delivered to the holders of such Existing Notes.

As a result of the Company’s ongoing refinancing process, the Administrative Agent under the Company’s Credit Facility has agreed to a postponement of the date on which the Company was previously obligated thereunder to either extend the maturity of its February Notes, refinance its February Notes or allocate a portion of its cash flow to retire the February Notes, until July 31, 2023. In addition, the Company is in discussions with the lenders under its Credit Facility regarding an anticipated increase of the Company’s elected commitments under such Credit Facility and continues to discuss with such lenders an anticipated accommodation of additional covenant waivers and extensions.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the Company’s ongoing discussions with existing lenders and ability to refinance the Existing Notes, the ability of the Company to have adequate liquidity and comply with the terms of its indebtedness, results of the strategic reviews being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its current business plan, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. Specifically, failure to redeem or refinance the Existing Notes on or before September 1, 2023, allocate a portion of our cash flow that will retire such Existing Notes on or before November 30, 2023 or amend the terms of such Existing Notes to extend the scheduled repayment thereof to no earlier than February 15, 2025 by September 1, 2023 will result in an event of default under our Credit Agreement and an acceleration of the repayment of all amounts outstanding thereunder. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.

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